CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


      We hereby consent to the use in this Form 8-K of our report dated September 1, 2000, related to the financial statements of CCC Globalcom, Inc. for the year ended December 31, and the cumulative amounts since August 9, 1999 (date of inception), and to the reference of our firm under the caption "Experts" in the Prospectus.


                                    /s/ Tanner + Co.
                                    -----------------------------------
                                    TANNER + CO.

Salt Lake City, Utah
September 28, 2000


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